SUB-ITEM 77Q1(a)

         COMPASS 2 AND COMPASS 3 VARIABLE ACCOUNTS

Master Amended and Restated By-Laws of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities
Variable Account, Global Governments Variable Account, Total Return Variable Account, and Managed Sectors Variable Account, dated October 25, 2002, as revised August 6, 2004, filed herewith.

                       MASTER AMENDED AND RESTATED BY-LAWS

                                       OF

                      CAPITAL APPRECIATION VARIABLE ACCOUNT

                     GOVERNMENT SECURITIES VARIABLE ACCOUNT

                       GLOBAL GOVERNMENTS VARIABLE ACCOUNT

                           HIGH YIELD VARIABLE ACCOUNT

                        MANAGED SECTORS VARIABLE ACCOUNT

                          MONEY MARKET VARIABLE ACCOUNT

                          TOTAL RETURN VARIABLE ACCOUNT

                       October 25, 2002, as revised August 6, 2004

                       MASTER AMENDED AND RESTATED BY-LAWS

                                       OF

                      CAPITAL APPRECIATION VARIABLE ACCOUNT

                     GOVERNMENT SECURITIES VARIABLE ACCOUNT

                       GLOBAL GOVERNMENTS VARIABLE ACCOUNT

                           HIGH YIELD VARIABLE ACCOUNT

                        MANAGED SECTORS VARIABLE ACCOUNT

                          MONEY MARKET VARIABLE ACCOUNT

                          TOTAL RETURN VARIABLE ACCOUNT

                                    ARTICLE I

                                   DEFINITIONS

         The terms "Account", "Account Property", "Commission", "Contract", "Contractowner", "Distributor", "Insurance Company", "Interested Person", "Investment Adviser", "Majority Contractowner Vote", "Managers", "1940 Act", "Rules and Regulations", and "Units" have the respective meanings given them in the Amended and Restated Rules and Regulations of each of the above-referenced Compass Variable Accounts, each dated May 31, 2001, as amended from time to time. References to "Account" shall mean each Account severally and not jointly. These By-Laws have been adopted severally and not jointly by each Account and shall be subject to the Rules and Regulations for all purposes.

                                   ARTICLE II

                                 CONTRACTOWNERS

SECTION 1. Meetings. Meetings of the Contractowners may be called at any time by a majority of the Managers. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Managers shall designate.

         Section 2. Notice of MeetingS. Notice of all meetings of Contractowners, stating the time, place and purposes of the meeting, shall be given by the Managers in accordance with the Rules and Regulations, mailed or sent at least (ten) 10 days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the meeting was mailed or sent. No notice need be given to any Contractowner who shall have failed to inform the Insurance Company of his current address or if a written waiver of notice, executed before or after the meeting by the Contractowner or his attorney thereunto authorized, is filed with the records of the meeting.

         Section 3. Record Date for Meetings. For the purpose of determining the Contractowners who are entitled to notice of and to vote at any meeting or for the purpose of any other action, the Managers may fix a date not more than ninety (90) days prior to the date of any meeting of Contractowners or other action as a record date for the determination of the persons to be treated as Contractowners of record for such purpose. The Managers also may select the time of day as of which the calculations for determining how many votes each Contractowner is entitled to pursuant to the Rules and Regulations shall be performed.

         Section 4. Proxies. At any meeting of Contractowners, any Contractowner entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Clerk, or with such other officer or agent of the Account as the Clerk may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Managers, proxies may be solicited in the name of one or more Managers or one or more of the officers of the Account. When any Contract is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Contract (and a proxy shall be valid if executed by any one of them), but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Contract. A proxy purporting to be executed by or on behalf of a Contractowner shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. The placing of a Contractowner's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Contractowner shall constitute execution of such proxy by or on behalf of such Contractowner. If the Contractowner is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Contract, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Contractowner.

         Section 5. QUORUM AND ADJOURNMENT. Except when a larger quorum is required by any provision of law, there shall be present at all meetings of Contractowners, either in person or by proxy, Contractowners entitled to cast votes representing a majority of the voting power of the Account entitled to be voted at the meeting in order to constitute a quorum for the transaction of business. In the absence of a quorum, Contractowners entitled to cast votes representing a majority of the voting power present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present. Only Contractowners of record shall be entitled to vote on any matter.

         Section 6. Action without Meeting. Any action which may be taken by Contractowners may be taken without a meeting if Contractowners representing a majority of the voting power of the Account entitled to be voted on the matter (or such larger proportion thereof as shall be required by law, the Rules and Regulations or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Contractowners. Such consent shall be treated for all purposes as a vote taken at a meeting of Contractowners.

                                   ARTICLE III

                                    MANAGERS

         Section 1. Meetings of the MANAGERs. The Managers may in their discretion provide for regular or stated meetings of the Managers. Notice of regular or stated meetings need not be given. Meetings of the Managers other than regular or stated meetings shall be held whenever called by the Chair of the Managers or by any one of the Managers at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary, or the Clerk or an Assistant Clerk or by the officer, Chair of the Managers or other Manager calling the meeting and shall be mailed to each Manager at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed or sent by facsimile or other electronic means to each Manager at his usual or last known business or residence address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Manager. Notice of a meeting need not be given to any Manager if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Manager who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Except as provided by law the Managers may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Managers at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

         Section 2. Quorum and Manner of Acting. A majority of the Managers shall be present at any regular or special meeting of the Managers in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Rules and Regulations or these By-Laws) the act of a majority of the Managers present at any such meeting, at which a quorum is present, shall be the act of the Managers. In the absence of a quorum, a majority of the Managers present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                   ARTICLE IV

                          COMMITTEES AND ADVISORY BOARD

         Section 1. Executive and Other Committees. The Managers by vote of a majority of all the Managers may elect from their own number an Executive Committee to consist of not less than three (3) Managers to hold office at the pleasure of the Managers which shall have the power to conduct the current and ordinary business of the Account while the Managers are not in session, including such powers of the Managers as the Managers may, from time to time, delegate to the Executive Committee except those powers which by law, the Rules and Regulations or these By-Laws they are prohibited from delegating. The Managers may also elect other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Managers. The Managers may designate a Chairman of any such Committee. In the absence of such designation a Committee may elect its own Chairman.

         Section 2.  Meeting, Quorum and Manner of Acting.  The Managers may:

                  (i)      provide for stated meetings of any Committee;

(ii) specify the manner of calling and notice required for special meetings of any Committee;

                  (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee;

(iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting; and

                  (v) authorize the members of a Committee to meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Each Committee shall keep and maintain regular minutes of its meetings and records of decisions taken without a meeting.

         Section 3. Advisory Board. The Managers may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Managers or officers and need not be Contractowners. A member of such Advisory Board shall hold office for such period as the Managers may by resolution provide. Any member of such board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Account. The Advisory Board shall have no legal powers and shall not perform the functions of Managers in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Managers may by resolution provide.

                                    ARTICLE V

                       OFFICERS AND CHAIR OF THE MANAGERS

         Section 1. General Provisions. The officers of the Account shall be a President, a Treasurer and a Clerk, who shall be elected by the Managers. In addition, there shall be an Independent Chief Compliance Officer, who shall be elected or appointed by a majority of the Managers, including a majority of the Managers who are not Interested Persons of the Account ("Interested Managers"), and otherwise in accordance with rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time ("Rule 38a-1"). The Managers may elect or appoint such other officers of the Account or agents as the business of the Account may require, including one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Clerks. The Managers may delegate to any officer of the Account or Committee the power to appoint any subordinate officers or agents. In addition, there shall be an office of Chair of the Managers, which shall serve on behalf of the Managers, but shall not be an office of the Account. The office of Chair of the Managers may be held by more than one person. Any Chair of the Managers shall be elected by a majority of the Managers, including a majority of the Independent Managers.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Rules and Regulations or these By-Laws, the Chair, the President, the Treasurer, the Clerk and the Independent Chief Compliance Officer shall hold office until his resignation has been accepted by the Managers or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. All other officers of the Account shall hold office at the pleasure of the Managers. Any two or more offices of the Account may be held by the same person. Any officer of the Account may be, but none need be, a Manager or Contractowner. Any Chair of the Managers shall be an Independent Manager, shall not be an officer of the Account and may be, but need not be, a Contractowner.

         Section 3. Removal AND RESIGNATION. The Managers, at any regular or special meeting of the Managers, may remove any officer of the Account with or without cause by a vote or consent of a majority of the Managers, provided that any removal of the Independent Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Managers and otherwise be in accordance with the provisions of Rule 38a-1. The Managers may at any time remove any Chair of the Managers with or without cause by a vote or consent of a majority of the Managers, including a majority of the Independent Managers. Any officer of the Account or agent appointed by any officer of the Account or Committee may be removed with or without cause by such appointing officer or Committee (subject to the provisions of Rule 38a-1 in the case of the Independent Chief Compliance Officer). Any officer of the Account may resign at any time by written instrument signed by him and delivered to the Account. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Insurance Company, no officer of the Account or Chair of the Managers resigning or removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

         Section 4. Powers and Duties of the Chair OF THE MANAGERS. The powers and duties of the Chair of the Managers shall include (i) calling meetings of the Managers when deemed necessary, (ii) setting the agenda for meetings of the Managers and, as necessary or appropriate, with input from officers of the Account, the Account's Investment Adviser and other service providers, (iii) presiding at all meetings of the Managers, (iv) presiding at all meetings of contract owners, except that the Chair of the Managers may appoint the President or another officer of the Account to preside at such meetings in place of the Chair of the Managers, (v) acting as a liaison between the Board of Managers and the Account's officers, Insurance Company, Investment Adviser and other service providers and (vi) exercising such other powers and duties relating to the operations of the Managers as, from time to time, may be conferred upon or assigned to such office by the Managers, provided that the Chair of the Managers shall have no individual authority to act for the Account as an officer of the Account. In carrying out the responsibilities and duties of the office, the Chair of the Managers may seek assistance and input from other Managers or Committees of the Managers, officers of the Account and the Account's Investment Adviser and other service providers, as deemed necessary or appropriate. In the absence or disability of the Chair of the Managers, a majority of the Managers, including a majority of the Independent Managers, shall appoint an Independent Manager to perform the duties and exercise the powers of the Chair of the Managers, provided that, unless and until such appointment is made, all of the Independent Managers shall collectively perform such duties and exercise such powers.

         Section 5. Powers and Duties of the President. Subject to the control of the Managers, the Chair of the Managers and any Committees of the Managers, the President shall at all times exercise a general supervision and direction over the affairs of the Account, including the power to employ attorneys and counsel for the Account and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Account. The President shall be the chief executive officer of the Account. The President shall have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Account. The President shall perform such other duties as may be assigned to him from time to time by the Managers or the Chair of the Managers.

         Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Managers shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Managers. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Managers or the President.

         Section 7. Powers and Duties of the TreasureR. The Treasurer shall be the principal financial and accounting officer of the Account. The Treasurer shall deliver all funds of the Account which may come into his hands to such custodian as the Managers may employ. The Treasurer shall render a statement of condition of the finances of the Account to the Managers as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Managers. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Managers, in such sum and with such surety or sureties as the Managers shall require.

         Section 8. Powers and Duties of the Clerk. The Clerk shall keep the minutes of all meetings of the Contractowners in proper books provided for that purpose; and he shall have charge of the other books, lists and records unless the same are in the charge of the Insurance Company. He or the Secretary shall attend to the giving and serving of all notices by the Account in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned to him by the Managers.

         Section 9. Powers and Duties of The Secretary. The Secretary, if any, shall keep the minutes of all meetings of the Managers. He shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Managers shall from time to time designate. If there be no Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

         Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Managers shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Managers. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Managers, in such sum and with such surety or sureties as the Managers shall require.

         Section 11. Powers and Duties of Assistant Clerks. In the absence or disability of the Clerk, any Assistant Clerk designated by the Managers shall perform all the duties, and may exercise any of the powers, of the Clerk. The Assistant Clerks shall perform such other duties as from time to time may be assigned to them by the Managers.

         Section 12. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Managers shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Managers.

         Section 13. Powers and Duties of THE INDEPENDENT CHIEF COMPLIANCE OFFICER. The Independent Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Account in accordance with Rule 38a-1, and shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Managers. The Independent Chief Compliance Officer shall report directly to the Managers or a Committee of the Managers in carrying out his functions.

         Section 14. Compensation of Officers and Managers and Members of the Advisory Board. Subject to any applicable law or provision of the Rules and Regulations, the compensation of the officers and Managers and members of the Advisory Board shall be fixed from time to time by the Managers or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Managers, provided that any compensation of the Independent Chief Compliance Officer shall be approved by a majority of the Managers, including a majority of the Independent Managers. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Manager.

                                   ARTICLE VI

                                WAIVERS OF NOTICE

         Whenever any notice is required to be given by law, the Rules and Regulations or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed or sent by facsimile or other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed or when a confirmation of such facsimile having been sent, or a confirmation that such electronic means has sent the notice being transmitted, is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed or when sent by facsimile or other electronic means.

                                   ARTICLE VII

                            NET ASSET VALUE OF UNITS

         The term "net asset value" per Unit shall mean: (i) the value of all assets of the Account; (ii) less total liabilities of the Account; (iii) divided by the number of Units of the Account outstanding, in each case at the time of such determination, all as determined by or under the direction of the Managers. Such value shall be determined on such days and at such time as the Managers may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by or pursuant to the direction of the Managers or a Committee thereof, provided, however, that the Managers, without Contractowner approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act, including use of the amortized cost method. The Managers may delegate any powers and duties under this Article VII with respect to appraisal of assets and liabilities. At any time the Managers may cause the value per Unit last determined to be determined again in a similar manner and may fix the time when such predetermined value shall become effective. Determinations of net asset value made by the Managers or their delegates in good faith shall be binding on all parties concerned.

                                  ARTICLE VIII

                                   AMENDMENTS

         These By-Laws, or any of them, may be altered, amended, repealed or restated, or new By-Laws may be adopted, at any time by the Managers. Action by the Managers with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Managers.